                                                                       Exhibit 5

                       OPINION OF RICHARD S. COLLINS, ESQ.

                                                               December 16, 2004

MetLife, Inc.
200 Park Avenue
Floor 1200
New York, New York 10166-0188

Ladies and Gentlemen:

      I am Chief Counsel-General Corporate of MetLife, Inc., a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), relating to the MetLife Non-Management Directors Deferred Compensation Plan (the "Plan").

      I or other in-house attorneys for the Company over whom I exercise general supervisory authority have reviewed such documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

      Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, I am of the opinion that, when issued in accordance with the terms of the Plan, the deferred compensation obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

      I am a member of the bar of the State of New York and I do not express an opinion herein concerning any laws other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Richard S. Collins
                                            ___________________________________
                                            Name: Richard S. Collins
                                            Title: Chief Counsel-General
                                                     Corporate

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